                                                                               .
                                                                               .
                                                                               .

EXHIBIT 21

                                                       Jurisdiction or
                    Name                            State of Incorporation
                    ----                            ----------------------
Citizens & Northern Bank (A)                             Pennsylvania

Bucktail Life Insurance Company (A)                      Arizona

Citizens & Northern Investment Corporation (A)           Delaware

C&N Financial Services Corporation (B)                   Pennsylvania

(A) Wholly-owned subsidiary of Citizens & Northern Corporation

(B) Wholly-owned subsidiary of Citizens & Northern Bank

                                       83